Exhibit 99.1

February 22, 2021

PDC Energy Announces Continued Board Refreshment Through
Appointment and Nomination of Two New Members to Replace Two
Retiring Members

DENVER, February 22, 2021: PDC Energy, Inc. (“PDC” or the “Company”) (Nasdaq:PDCE) announced today that it has appointed Diana L. Sands to its board of directors on February 18, 2021. Ms. Sands brings over 30 years of experience in complex and dynamic environments to PDC, having held senior executive finance and governance positions across multiple industries. Ms. Sands most recently served as Executive Officer and Senior Vice President, Office of Internal Governance and Administration at The Boeing Company, a position she retired from in 2020.

Further, the Board determined that it will nominate Carlos A. Sabater for election at its upcoming 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which is expected to be held in May. During his extensive career of nearly 40 years at Deloitte Touche Tohmatsu Limited (“Deloitte”), Mr. Sabater served in various senior leadership and operational roles, including CEO for both the U.S. and global audit practices. Mr. Sabater retired from Deloitte as Senior Global Partner in 2020.

“We are incredibly excited and proud to welcome Diana as a new independent director to the PDC board, and we look forward to Carlos joining the PDC board after our annual meeting. We are eager to benefit from their valuable skills, experience and perspective,” stated non-executive Chairman of the Board Mark E. Ellis. “With these additions, PDC will have refreshed nearly three-quarters of its board over the past five years – a true testament to the value we place on maintaining fresh ideas and diverse viewpoints through continued board refreshment.”

On February 17, 2021, directors Anthony J. Crisafio and Randy S. Nickerson notified the Company that they will not stand for re-election at the 2021 Annual Meeting, and therefore plan to retire from the Board at the end of their current terms. Mr. Crisafio served on PDC’s board for 15 years, including the past four years as chairman of the audit committee, playing an integral part in the Company’s implementation of its Enterprise Resource Planning system, among other accomplishments including increased efforts related to automation. Mr. Nickerson served on the Board for four years and as a member of both the compensation and nominating and governance committees, while also adding meaningful midstream expertise and helping the Company generate significant value through the divestiture of its Delaware Basin midstream assets.

Mr. Ellis continued, “Over the years, each of Tony and Randy have brought invaluable experience and guidance to PDC. Each has helped to transform PDC and to strategically position it for continued success and significant shareholder value-creation. I speak for the entire board in thanking them for their dedication, wisdom and years of service. We wish them all the best.”

Following the 2021 Annual Meeting, PDC’s board is expected to be composed of eight directors, seven of whom are expected to be independent.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and Delaware Basin in west Texas. Its operations in the Wattenberg Field are focused in the horizontal Niobrara and Codell plays and our Delaware Basin operations are primarily focused in the horizontal Wolfcamp zones.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act"), Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"), and the United States ("U.S.") Private Securities Litigation Reform Act of 1995 regarding PDC's business, financial condition, results of operations, and prospects. All statements other than statements of historical fact included in and incorporated by reference into this release are "forward-looking statements".

PDC cautions you not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Contacts:	Kyle Sourk
Sr. Manager Corporate Finance & Investor Relations
303-318-6150
kyle.sourk@pdce.com

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